Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 59109.000001

June 27, 2014

Mondelēz International, Inc.

Three Parkway North

Deerfield, Illinois 60015

Registration Statement on Form S-8

Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan

Ladies and Gentlemen:

We have acted as special Virginia counsel to Mondelēz International, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 75,691,747 shares of the Company’s common stock (the “Shares”), without par value, issuable pursuant to the Company’s Amended and Restated 2005 Performance Incentive Plan (the “Plan”), as referenced in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons and (iv) the genuineness of signatures not witnessed by us.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

ATLANTA      AUSTIN      BANGKOK      BEIJING       BRUSSELS      CHARLOTTE      DALLAS      HOUSTON      LONDON      LOS ANGELES

McLEAN      MIAMI      NEW YORK      NORFOLK      RALEIGH      RICHMOND      SAN FRANCISCO      TOKYO      WASHINGTON

www.hunton.com

Mondelēz International, Inc.

June 27, 2014

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might arise hereafter or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP